EXHIBIT 4.93

THIS NOTE IS A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC").

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") TO BANKUNITED, FSB OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE IS ISSUABLE ONLY IN FULLY REGISTERED FORM IN MINIMUM DENOMINATIONS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

No. FLR-_____                                                       REGISTERED
CUSIP NO.:  _____

                               GLOBAL SENIOR NOTE
                                 (Floating Rate)

ORIGINAL ISSUE DATE:                     MATURITY DATE:

INITIAL INTEREST RATE:  _____%           INDEX MATURITY:

INTEREST RATE                            MINIMUM INTEREST RATE:
      IF LIBOR:
      [  ]  Libor Telerate               MAXIMUM INTEREST RATE:
            Page:
      [  ]  Libor Reuters                INTEREST PAYMENT PERIOD:
            Page:
      Designated LIBOR Currency:         INTEREST RATE RESET PERIOD:

      IF CMT:                            CALCULATION AGENT (if other than the
      [  ]  Telerate Page 7055           Trustee):
      [  ]  Telerate Page 7052

            [  ]  Weekly Average
            [  ]  Monthly Average
      Designated CMT Maturity Index:

SPREAD (PLUS OR MINUS)                   ORIGINAL ISSUE DISCOUNT
AND/OR SPREAD MULTIPLIER:                [ ] Yes
                                         [ ] No
                                         Total Amount of OID:
INTEREST PAYMENT DATES:                  Yield to Maturity:
                                         Initial Accrual Period:
INITIAL INTEREST RESET DATE:

INTEREST RESET DATES:

      BankUnited, FSB (the "Bank"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ United States Dollars on the Maturity Date shown above, and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above following the Original Issue Date shown above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading or headings "Determination of CMT Rate," "Determination of Commercial Paper Rate," "Determination of Eleventh District Cost of Funds Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Prime Rate," or "Determination of Treasury Rate," depending upon the Interest Rate Basis shown on the face hereof, until the principal hereof is paid or duly made available for payment.

      The Bank will pay interest monthly, quarterly, semi-annually or annually as shown above under "Interest Payment Period," on each Interest Payment Date shown above, commencing with the first Interest Payment Date shown above next succeeding the Original Issue Date shown above, and on the Maturity Date shown above; provided, however, that if the Original Issue Date is between a Regular Record Date (as hereinafter defined) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date, and provided further, that if an Interest Payment Date would fall on a day that is not a Business Day (as defined on the reverse hereof), such Interest Payment Date shall be the following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, as indicated above, if such next Business Day falls in the next calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. Except as provided above and in the Indenture, interest payments will be made on the Interest Payment Dates shown above. The "Regular Record Date" shall be the date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for. The interest payment on the Maturity Date will include interest accrued to and excluding such Maturity Date, or, if no interest has been paid on this Note, from the Original Issue Date, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid only to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, however, that interest payable on the Maturity Date shown above or upon redemption will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such overdue interest to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

      Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments of interest on this Note (other than on the Maturity Date or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent (as defined herein) by the person entitled to such payments.

      The principal amount hereof and interest due at maturity or redemption will be paid upon maturity or redemption in immediately available funds against presentation of this Note at the Corporate Trust Office of the Trustee, as paying agent (the "Paying Agent") in New York, New York (as of the date of this Note, such office being located at 101 Barclay Street, New York, New York 10286), or at such other office or agency of the Paying Agent as the Bank shall designate by written notice to the registered Holder of this Note. The Trustee is also the authenticating agent (the "Authenticating Agent") and the note registrar (the "Note Registrar") for the Notes (as defined on the reverse hereof).

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Bank has caused this Note to be duly executed.

                                    BANKUNITED, FSB

                                    By:
                                       ------------------------------------
                                          Authorized Signatory

                                    By:
                                       ------------------------------------
                                          Authorized Signatory

[SEAL]


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
   as Trustee

By:
   --------------------------
    Authorized Signatory


Dated:

                                    [Reverse]

      This Note is one of a duly authorized issue of Senior Notes (herein called the "Notes") of the Bank issued and to be issued under an Indenture, dated as of November 4, 1998 (herein called the "Indenture"), between the Bank and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Federal Home Loan Bank of Atlanta (herein called the "FHLB of Atlanta") has joined as a consenting party, to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and obligations thereunder of the Bank, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different fixed or floating rates, and differ in such other respects as provided herein or as may be provided pursuant to the terms of the Indenture.

      Payment of the principal of and interest on this Note is supported by an irrevocable standby letter of credit (herein called the "Letter of Credit") issued to the Trustee by the FHLB of Atlanta pursuant to a certain Letter of Credit Reimbursement Agreement (herein called the "Reimbursement Agreement") between the Bank and the FHLB of Atlanta.

      Copies of the Indenture, the Letter of Credit, the Reimbursement Agreement and other related credit documents are on file with the Trustee at its Corporate Trust Office and are available for inspection at such office. Reference is made to those documents for the terms upon which the Letter of Credit has been issued, the liability of the FHLB of Atlanta under the Letter of Credit with respect to payment of this Note and the procedures governing demands for payment under the Letter of Credit by the Trustee.

      Commencing with the first Interest Reset Date shown on the face hereof following the Original Issue Date shown on the face hereof, the rate at which interest on this Note is payable (herein, called the "Interest Rate") shall be adjusted weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under "Interest Rate Reset Period." Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until maturity or redemption, as the case may be.

      If any Interest Reset Date would be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. "Business Day" means any day which is not a Saturday or a Sunday and that in The City of New York and Atlanta, Georgia is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and, with respect to which LIBOR is an applicable interest rate formula, is also a London Business Day. "London Business Day" means any day on which dealings in deposits in US Dollars are transacted in the London interbank market.

      The interest rate applicable to each Interest Rate Reset Period commencing on an Interest Reset Date will be the rate determined on the "Interest Determination Date." The Interest

Determination Date with respect to the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as herein defined); and the Interest Determination Date with respect to LIBOR will be the second London Business Day immediately preceding each Interest Reset Date. With respect to the Treasury Rate, the Interest Determination Date will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless the day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided further that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction.

      The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date, Maturity Date or date of earlier redemption, as the case may be.

      All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percent rounded upward, e.g. 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

      Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the Interest Rate on this Note shall be the rate determined in accordance with the provisions of the applicable heading or headings below.

      DETERMINATION OF CMT RATE. If an Interest Rate Basis for this Note is the CMT Rate, as indicated on the face hereof, the CMT Rate shall be determined as of the applicable Interest Determination Date ("the CMT Rate Interest Determination Date"), as the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest

Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include Credit Suisse First Boston Corporation, PaineWebber Incorporated and Prudential Securities Incorporated (the "Agents") or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

      "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified on the face hereof, page 7052.

      "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

      "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

      DETERMINATION OF COMMERCIAL PAPER RATE. If an Interest Rate Basis for this
Note is the Commercial Paper Rate, as indicated on the face hereof, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), as the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper-Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

      "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                   Money Market Yield =    D X 360
                                       --------------- X 100
                                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

      "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at HTTP://WWW.BOG.FRB.FED.US/RELEASES/H15/UPDATE, or any successor site or publication.

      DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds, as indicated on the face hereof, the Eleventh District Cost of Funds shall be determined as of the applicable Interest Determination Date (an

"Eleventh District Cost of Funds Interest Determination Date"), as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

      DETERMINATION OF FEDERAL FUNDS RATE. If an Interest Rate Basis for this
Note is the Federal Funds Rate, as indicated on the face hereof, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if any of the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

      DETERMINATION OF LIBOR. If an Interest Rate Basis for this Note is LIBOR, as indicated on the face hereof, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

      (i) LIBOR will be either: (a) if "LIBOR Reuters" is specified is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

      (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof commencing on the second London Business Day following that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

      "Designated LIBOR Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency or composite currency is specified on the face hereof, United States dollars.

      "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

      "Principal Financial Center" means the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam and Zurich, respectively.

      DETERMINATION OF PRIME RATE. If an Interest Rate Basis for this Note is the Prime Rate, as indicated on the face hereof, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date"), as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

      "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

      DETERMINATION OF TREASURY RATE. If an Interest Rate Basis for this Note is the Treasury Rate, as indicated on the face hereof, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date"), as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption "AVGE INVEST YIELD" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 ("Telerate Page 56") or page 57 ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified on the face hereof are not so published by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

      Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate specified on the face hereof or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. Unless otherwise specified on the face hereof, the Trustee will be the Calculation Agent.

      At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

      Interest payments hereon made on any Interest Payment Date or at maturity or upon redemption will include interest accrued to but not including such Interest Payment Date or date of maturity or redemption, as the case may be. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the Interest Rate applicable to such day by 360 if the Interest Rate Basis is the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate Notes, as indicated on the face hereof or by the actual number of days in the year if the Interest Rate Basis is the CMT Rate or the Treasury Rate as indicated on the face hereof.

      This Note is subject to mandatory redemption in whole, but not in part, at any time, at a Redemption Price equal to the principal amount hereof plus accrued interest to the Redemption Date (i) in the event that a demand under the Letter of Credit has been made for a payment of principal of or interest on this Note or any Note issued pursuant to the Indenture and the Trustee fails to receive notice from the FHLB of Atlanta within five Business Days thereafter (I.E., within five Business Days after submission to the FHLB of Atlanta by the Trustee of a drawing certificate under the Letter of Credit) that the Credit Amount of the Letter of Credit has been reinstated or (ii) upon the occurrence of certain Events of Default, or upon the declaration of acceleration of the principal of all the Notes following the occurrence of certain other Events of Default, all in accordance with the provisions of the Indenture. In the event this Note shall be called for redemption, notice thereof shall be given by the Trustee by mailing a copy of the redemption notice to the Holder hereof at the address shown in the Note Register. If notice of redemption shall have been duly given, and funds for the payment of interest to the Redemption Date shall be on deposit with the Trustee on such Redemption Date, this Note shall cease to bear interest on the Redemption Date.

      Except as provided in the preceding paragraph, this Note is not redeemable prior to the Maturity Date shown on the face hereof or otherwise subject to prepayment; provided, however, that if an Event of Default, as defined in the Indenture, shall occur, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of rights and obligations of the Bank and the rights of the Holders of the Notes at any time by the Bank and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent of waiver by the

Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Bank, upon surrender of this Note for registration of transfer at the office or agency of the Note Registrar in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, having the identical Original Issue Date, Maturity Date and provisions with respect to payment of interest, will be issued to the designated transferee or transferees.

      Prior to due presentment of this Note for registration of transfer, the Bank and the Trustee, and any agent of the Bank and the Trustee, may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Bank or the Trustee, nor any such agent, shall be affected by notice to the contrary.

      The Notes are issuable only in fully registered form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

      Beneficial interests represented by this Note are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) The Depository Trust Company, as Depositary (the "Depositary") notifies the Bank that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within 90 days,
(y) there shall have occurred and be continuing an Event of Default with respect to this Note, or (z) the Bank in its sole discretion determines that this Note will be so exchangeable. Any Note representing such beneficial interests that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee.

      No service charge shall be made for any such registration of transfer or exchange, but the Bank may require a payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

             TEN COM   -as tenants in common

             TEN ENT   -as tenants by the entireties

             JT TEN   - as joint  tenants with right of  survivorship  and not
                        as tenants in common

             UNIF GIFT MIN ACT - ___________ Custodian ___________
                                    (Cust)             (Minor)
                                 under Uniform Gifts to Minors Act


                                 ______________________________
                                             (State)

                  Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s),

assign(s) and transfer(s) unto__________________________________________________

________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                          _________________________
                            /____________________/


________________________________________________________________________________

________________________________________________________________________________
                 (Please print or typewrite name and address,
                   including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Dated:____________________                ______________________________________
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within Note in every particular,
                                          without alteration or enlargement
                                          or any change whatsoever.

_______________________________
      Signature Guarantee